Exhibit 99.1

Contact:	L-3 Communications

Corporate Communications

212-697-1111

For Immediate Release

L-3 Board of Directors Approves Spin-Off of Engility Holdings, Inc.

Record date July 16, 2012

Distribution date July 17, 2012

Engility Holdings, Inc. to begin “regular-way” trading on the

New York Stock Exchange on July 18, 2012

L-3 to Redeem $250,000,000 of Senior Subordinated Notes

L-3 Board Also Approves Regular Quarterly Dividend

L-3 Provides 2012 Financial Guidance Excluding Engility Holdings, Inc.

NEW YORK, June 26, 2012 — L-3 Communications Holdings, Inc. (NYSE: LLL) today announced that its board of directors has approved the distribution to its shareholders of all the outstanding shares of its subsidiary, Engility Holdings, Inc., and set the distribution ratio, record date and distribution date for the spin-off. Each L-3 shareholder of record as of July 16, 2012, the record date for the distribution, will receive on July 17, 2012, the distribution date, one share of Engility for every six shares of L-3 common stock held as of the record date.

“The Board’s actions reflect the culmination of a thorough strategic evaluation of the company’s businesses. We believe that the spin-off of Engility is in the best interests of our company and shareholders. Engility will now be able to pursue new business opportunities unconstrained by organizational conflict of interest regulations and operate in a more cost-competitive manner,” said Michael T. Strianese, L-3’s chairman, president and chief executive officer. “Additionally, L-3 will benefit from an enhanced focus on value-added solutions and its market-leading products and systems.”

In connection with the spin-off, Engility will retain approximately $10 million of cash on its balance sheet and incur approximately $345 million of debt financing. The proceeds of the debt financing will be used to pay a $335 million dividend to L-3 and to fund a portion of the transaction expenses. L-3 expects to receive net proceeds of approximately $325 million, after expenses and cash retained by Engility. L-3 intends to use the net proceeds it receives from Engility to redeem $250 million aggregate principal amount of its 6 3/8% Senior Subordinated Notes due in 2015 (the “Notes”) and repurchase approximately $75 million of its outstanding shares. The Notes will be redeemed on July 26, 2012 (the “Redemption Date”) at a redemption price of 102.125% of the principal amount thereof, plus accrued and unpaid interest, to but not including the Redemption Date.

Engility Common Stock Distribution

The L-3 board of directors approved a pro rata dividend of Engility common stock owned by L-3 on July 17, 2012 (the “distribution date”) to L-3 shareholders of record as of the close of business on the New York Stock Exchange on July 16, 2012 (the “record date”). On the distribution date, each L-3 shareholder of record will receive one share of Engility for every six shares of L-3 common stock held by such shareholder on the record date. No fractional shares of Engility common stock will be distributed. Fractional shares of Engility common stock will be aggregated and sold on the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to L-3 shareholders who would otherwise be entitled to receive a fractional share of Engility common stock.

L-3 currently has approximately 97 million shares outstanding. Based on the one-to-six distribution ratio for the spin-off, approximately 16 million shares of Engility common stock will be distributed to L-3 shareholders.

The Engility spin-off has been structured to qualify as a tax-free distribution to L-3 shareholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. L-3 shareholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the Engility spin-off.

Trading of L-3 and Engility Shares

L-3 shares will continue to trade on the NYSE under the symbol “LLL” through and after the distribution date. Any shareholder of L-3 common stock who sells L-3 shares on or before July 17, 2012 will also be selling their right to receive shares of Engility common stock. Investors are encouraged to consult with their financial advisers regarding the specific implications of buying or selling L-3 common stock on or before the distribution date.

Engility common stock is expected to begin “when-issued” trading on the NYSE under the symbol “EGL.WI” beginning on July 9, 2012. On July 18, 2012, the day following the distribution date, “when-issued” EGL.WI trading will end and “regular-way” trading under the symbol EGL will begin. The CUSIP number for Engility common stock will be 29285W 104.

Information About the Spin-Off

The distribution of Engility shares will be made in book entry form, which means no physical share certificates of Engility will be issued. No action or payment by L-3 shareholders is required to receive Engility shares.

Prior to the distribution date, L-3 will mail information statements to all shareholders of L-3 common stock as of the record date. The statements will include information regarding the procedures by which the distribution will be effected and other details of the transaction. The information statement will be available on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

For questions relating to the transfer or mechanics of the distribution, shareholders may contact Computershare c/o L-3 Communications Holdings, Inc. via phone at 877-282-1168. If shares are held by a bank, broker or other nominee, shareholders should contact that institution directly.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Engility common stock being declared effective by the SEC and certain other conditions described in the information statement included in the Engility Form 10 Registration Statement and in the agreements filed as exhibits to the Registration Statement on Form 10. L-3 and Engility expect all the conditions to the distribution to be satisfied on or before the distribution date.

L-3 Quarterly Dividend

The L-3 board of directors also declared a quarterly cash dividend of $0.50 per share payable on September 17, 2012 to shareholders of record at the close of business on August 17, 2012.

L-3 Provides 2012 Financial Guidance Excluding Engility

Additionally, L-3 updated its 2012 financial guidance to exclude Engility, which will become a discontinued operation on the distribution date (see 2012 Consolidated Financial Guidance table on page 6).

About L-3 Communications

Headquartered in New York City, L-3 employs approximately 61,000 people worldwide and is a prime contractor in C3ISR (Command, Control, Communications, Intelligence, Surveillance and Reconnaissance) systems, aircraft modernization and maintenance, and government services. L-3 is also a leading provider of a broad range of electronic systems used on military and commercial platforms. The company reported 2011 sales of $15.2 billion.

To learn more about L-3, please visit the company’s website at www.L-3com.com. L-3 uses its website as a channel of distribution of material company information. Financial and other material information regarding L-3 is routinely posted on the company’s website and is readily accessible.

Forward-Looking Statements

Certain of the matters discussed in this release that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions constitute forward-looking statements. Although we believe that these statements are based upon reasonable assumptions they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved. Such statements will also be influenced by factors which include, among other things: timing and completion of the planned spin-off of Engility; our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget; backlog processing and program slips resulting from delayed funding of the Department of Defense (DoD) budget; our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding our contracts with the U.S. or foreign governments and the results of any investigation of our contracts undertaken by the U.S. or foreign governments; our ability to retain our existing business and related contracts (revenue arrangements); our ability to successfully compete for and win new business and related contracts (revenue arrangements) and to win re-competitions of our existing contracts; our ability to identify and acquire additional businesses in the future with terms that are attractive to L-3 and to integrate acquired business operations; the impact of any strategic initiatives undertaken by us, including but not limited to the planned spin-off of Engility, and our ability to achieve anticipated benefits; our ability to maintain and improve our consolidated operating margin and total segment operating margin in future periods; our ability to obtain future government contracts (revenue arrangements) on a timely basis; the availability of government funding or cost-cutting initiatives and changes in customer requirements for our products and services; our significant amount of debt and the restrictions contained in our debt agreements; our ability to continue to retain and train our existing employees and to recruit and hire new qualified and skilled employees as well as our ability to retain and hire employees with U.S. Government security clearances; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements, our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate, including those for the commercial aviation, shipbuilding and communications markets; global economic uncertainty; the DoD’s contractor support services in-sourcing and efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts (revenue arrangements) on schedule; our international operations; our extensive use of fixed-price type contracts as compared to cost-plus type and time-and-material type contracts; the rapid change of technology and high level of competition in the defense industry and the commercial industries in which our businesses participate; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the outcome of litigation matters, including in connection with jury trials; results of audits by U.S. Government agencies; results of on-going governmental investigations, including potential suspensions or debarments; the impact on our business of improper conduct by our employees, agents or business partners; anticipated cost savings from business acquisitions not fully realized or realized within the expected time frame; the outcome of matters relating to the Foreign Corrupt Practices Act (FCPA) and similar non-U.S. regulations; ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations; competitive pressure among companies in our industry; and the fair values of our assets, which can be impaired or reduced by other factors, some of which are discussed above.

For a discussion of these and other risks and uncertainties that could impair our results of operations or financial condition, see “Part I — Item 1A — Risk Factors” and Note 19 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and any material updates to these factors contained in any of our future filings.

Our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this release to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

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2012 Consolidated Financial Guidance

($ in Millions, except per share amounts)

	Prior Guidance (April 26, 2012)			L-3 Excluding Engility
	L-3 Including Engility	Engility Estimate	L-3 Excluding Engility	Current Guidance (June 25, 2012)
Sales	$14,550 to $14,750	$1,600	$12,950 to $13,150	$12,950 to $13,150
Operating Margin	10.1%	7.3%	10.3%	10.3%
Interest Expense/Other	$197			$177
Debt Retirement Charge	$0			$8
Tax Rate	34.8%			34.4%
Diluted EPS	$8.45 to $8.60			$7.70 to $7.85

Net Cash from Operating Activities	$1,380			$1,240
Less: CapEx, net of Dispositions	($200)			($195)

Free Cash Flow	$1,180			$1,045

Notes: (1)	The 2012 Current Guidance is a Continuing Operations presentation. Effective with the Engility spin-off scheduled to occur on July 17, 2012, Engility will be de-consolidated and reported as discontinued operations. Accordingly, the 2012 Current Guidance excludes estimated diluted EPS of $0.37 and free cash flow of ~$80 million (~$82 from operating activities less $2 of net Cap Ex) for the Engility discontinued operations for the period between January 1, 2012 and July 17, 2012.

(2)	The 2012 Current Guidance includes the use of the $325 million net distribution in connection with the Engility spin-off to redeem $250 million of the 6-3/8% senior subordinated notes and repurchase ~$75 million of L-3 shares. A debt retirement charge of $8 million or $0.05 per share will be incurred to redeem the senior subordinated notes. As Engility will be a standalone independent entity beginning at the time of the spin-off, L-3 will not be providing any guidance with respect to Engility’s 2012 expected results. Information on the outlook for Engility for 2012 is included in Engility’s registration statement on Form 10 and the related Information Statement prepared in connection with the spin-off.